UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

United Express Inc.

(Exact name of registrant as specified in its charter)

Nevada	5313	82-1965608
(Sate or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. I.D)

4345 w. Post Rd, Las Vegas, Nevada 89118

949-350-0123

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Andrei Stoukan

4345 w. Post Rd, Las Vegas, Nevada 89118

(Name, address, including zip code, and telephone number, including area code, of agent for service)

As soon as practicable after the effective date of this Registration Statement

(Approximate date of commencement of proposed sale to public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company☐
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

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CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per unit	Proposed maximum aggregate offering price(2)	Amount of registration fee (3)
Common Stock	1,581,000	$0.50	$790,500	$98.42

(1)	Represents shares of our common stock being registered for resale that have been issued to the Selling Shareholders named in this registration statement.
(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(a) under the Securities Act.
(3)	We paid the Registration Fee by check sent to SEC to P.O. Box 979081, St. Louis, MO 63197-9000

We hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until we shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a) may determine.

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 The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the United States Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted under applicable law.

Prospectus

United Express Inc.

Up to 1,581,000 Shares of Common Stock offered by the Selling Shareholders

The selling shareholders named in this prospectus are offering up to 1,581,000 shares of common stock offered through this prospectus. We will not receive any proceeds from this offering and have not made any arrangements for the sale of these securities. We have, however, set an offering price for these securities of $0.50 per share. We will use our best efforts to maintain the effectiveness of the resale registration statement from the effective date through and until all securities registered under the registration statement have been sold or are otherwise able to be sold pursuant to Rule 144 promulgated under the Securities Act of 1933.

Our common stock is not listed on any national securities exchange market or quoted on the OTC market. While we intend to apply for the quotation of our common stock on the OTCQB upon effectiveness of the registration statement of which this prospectus forms a part, there can be no assurance that we will meet the minimum requirements for such listing or that a market maker will agreed to file on our behalf the necessary documentation with the Financial Industry Regulatory Authority for such application for quotation to be approved.

Completion of this Offering is not subject to us raising a minimum amount of money.  The Offering is intended to be a self-underwritten public offering, with no minimum purchase requirement. The Company will receive no proceeds from these Offering and potential investors may end up holding shares in a company does not have enough operating capital to fully begin its operations and has no market for its shares. Shares will be offered on a best efforts basis and we will not use an underwriter for this Offering.

After the effective date of the registration statement, we are going to seek a market maker to file an application with the Financial Industry Regulatory Authority (“FINRA”) to have our common stock quoted on the OTCQB. Currently we have no market maker who is willing to list quotations for our stock. There is no assurance that an active trading market for our shares will develop or will be sustained if developed.

This offering is highly degree of risk and should be considered only by persons who can afford the loss of their entire investment.

We are an “emerging growth company” under the federal securities laws and will therefore be subject to reduced public company reporting requirements.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

You should rely only on the information contained in this Prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The information contained in this Prospectus is accurate only as of the date of this Prospectus, regardless of the time of delivery of this Prospectus or of any sale of our securities.

The date of this Prospectus is August 31, 2018

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TABLE OF CONTENTS PAGE

PART I – INFORMATION REQUIRED IN PROSPECTUS	1
ITEM 3. SUMMARY INFORMATION
PROSPECTUS SUMMARY	5
THE OFFERING	7
RISK FACTORS	7
CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS	13
ITEM 4. USE OF PROCEEDS	13
ITEM 5. DETERMINATION OF OFFERING PRICE	13
ITEM 6. DILUTION	13
ITEM 7. SELLING SHAREHOLDERS	14
ITEM 8. PLAN OF DISTRIBUTION	15
ITEM 9. DESCRIPTION OF SECURITIES TO BE REGISTERED	17
ITEM 10. INTERESTS OF NAMED EXPERTS AND COUNSEL	18
ITEM 11. INFORMATION WITH RESPECT TO THE REGISTRANT	18
A. DESCRIPTION OF THE BUSINESS	18
B. DESCRIPTION OF PROPERTY	21
C. LEGAL PROCEEDINGS	21
D. MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	22
E. FINANCIAL STATEMENTS	22
F. SELECTED FINANCIAL DATA	22
G. SUPPLEMENTARY FINANCIAL INFORMATION	22
H. MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION	23
I. CHANGES IN, AND DISAGREEMENTS WITH, ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	24
J. QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK	24
K. DIRECTORS, EXECUTIVE MANAGEMENT, PROMOTERS AND CONTROL PERSONS	25
L. EXECUTIVE COMPENSATION AND CORPORATE GOVERNANCE	26
M. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	27
N. TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS	27

AUDITED FINANCIAL STATEMENTS	F-1 - F-10

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS	40
ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION	40
ITEM 14. INDEMNIFICATION OF DIRECTOR AND OFFICER	40
ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES	40
ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES	41
ITEM 17. UNDERTAKINGS	42
SIGNATURES	43

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ITEM 3. PROSPECTUS SUMMARY

This summary contains material information about us and the offering which is described in detail elsewhere in the Prospectus. This summary may not contain all the information that you should consider before investing in our common stock. You should read the entire Prospectus, including “Risk Factors” and the financial information beginning on page F-1, before making an investment decision.

You may only rely on the information contained in this prospectus or that we have referred you to. We have not authorized anyone to provide you with additional or different information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the shares of our common stock offered by this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any common stock in any circumstances or any jurisdiction in which such offer or solicitation is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus regardless of the time of delivery of this prospectus or any sale of our common stock. The rules of the SEC may require us to update this prospectus in the future.

United Express Inc. is referred to herein as “United Express”, “we”, “company”, “us” or “our”.

Corporate Information

We were incorporated in the state of Nevada on June 23, 2017. Our address is 4345 w. Post Rd, Las Vegas, NV 89118 and our phone number is (949)350-0123

Business Summary

We are an emerging growth company formed in the state of Nevada on June 23, 2017. The United Express Inc. was developed to provide a comprehensive management service for long and short distance logistics for clients in the Company’s target market area. The Company plans to offer its clients the transportation ability to all of their hauling needs through one business which will provide them with the ability to manage their shipments in a cost and time effective manner. It is our first main activity. The prices are determined on a shipment-by-shipment basis to accommodate our customers’ needs based on our transportation capabilities, size and type of shipment, distance, route, and gas price.

Our second business activity is a dispatch service to improve the efficiency of the clients’ supply chain management and delivery operations. These services are now heavily in demand among product distributors and retailers.

Our business plan steps below:

•	Search for cargo owners and private sellers who need transportation service;
•	Communicate with owner operators, truck drivers and cargo vans owners to use their vehicles and services in the short term;
•	We have one cargo van. We plan to work with auto dealers to purchase our own fleet of vehicles;
•	Create a maintenance a repair shop for vehicle repairs;
•	Search for cargo sellers;
•	Search for drivers;
•	Purchase the initial cargo vans inventories for our business.

Our operations will be primarily directed by our President and Chief Executive Officer Andrei Stoukan, who devotes part of his time to our business.

From June 23, 2017 (inception) to June 30,2018 we sold 14,001,000 shares of our common stock to our director.

Also, during this period of time we sold 1,581,000 shares to 33 shareholders for $15,810.

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We plan to use these funds to partially cover the initial expenses associated with this registration statement.

From our inception June 23, 2017 to June 30,2018, we had revenues of $130,621 and a net loss of $28,382 for the referenced period. This loss was incurred because the Company had more expenses in startup period than generated income. Therefore, our income was not sufficient to compensate this loss. United Express Inc. is the operating company. We plan to focus our efforts on attracting new contracts and continue work with our existing clients.

We expect that the business will expand during the first five years of operation. Mr. Stoukan intends to implement marketing campaigns that will effectively target small businesses, medium sized businesses, product sellers, and distribution companies within the target market.

We expect to do the next business activities in our next 12 months plan of operation, summarized as follows:

1.	We are going to buy 5 cargo vans Mercedes Sprinter for $50,000 each.
2.	Find and hire 5 drivers.
3.	Provide all necessary paperwork: (Registration, insurance, maintenances etc.)
4.	Develop a network of referrals and agents working on our behalf.
5.	Develop an email list to contact wholesalers and retailers who ship merchandise across the US.
6.	Identify new customers and complete agreements with them.
7.	Prepare and register all necessary paperwork for dispatch business.
8.	Hire skilled and experienced dispatchers.
9.	Develop incentive programs for our customers such as discounts for the cargo shipments.
10.	Organize uninterrupted circle logistic services: (pick up-delivery-unload-received payments)

To maintain the company's performance during the next 12 months, we require $841,000 plus $40,000 to be a reporting company.

Additional financing is required for us to implement these planned activities. No assurance can be given that any financing, borrowing or sale of equity will be possible when needed or that we will be able to negotiate acceptable terms in a timely fashion or even available at all. In addition, our access to capital is affected from our ability to be profitable and generate enough revenue, as well as our own financial condition.

Below a breakdown of our estimated expenses for the next twelve months:

Purchas 5 cargo vans	$250,000
Drivers’ salary for 12- months ($54,000х5 drivers)	$270,000
Gasoline cost for 1 year ($31,000 x5 vans)	$155,000
Oil change ($3,600x5 cargo vans)	$18,000
Registration, insurance, and toll road ($4,000 x 5 vans)	$20,000
Dispatch cost 10% from gross revenue ($14,400 x 5 vans)	$72,000
Repairs and maintenance ($4,000 x 5 vans)	$20,000
Salary for officers and staff- 5% from gross revenue ($7,200 x 5vans)	$36,000

Gross expenses for one van $168,200 and for the 5 vans	$841,000

Costs associated with being a reporting company	$40,000

Total:	$881,000

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The Offering

Selling shareholders are offering 1,581,000 shares of our common stock. The selling shareholders will offer their shares at a price of $0.50 per share until our shares are quoted on the OTCQB and thereafter at prevailing market prices or privately negotiated prices.

There is no assurance that:

•	Our securities will ever become qualified for quotation on the OTCQB;
•	That the selling shareholders will sell their shares; or
•	That a market for our shares will develop even if our shares are quoted on the OTCQB.

To be quoted on the OTCQB, a market maker must file an application on our behalf to make a market for our common stock. The absence of a public market for our common stock may make it difficult for you to sell your shares of our common stock.

Risk Factors

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. Currently, shares of our common stock are not publicly traded. In the event that shares of our common stock become publicly traded, the trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

Risks Related to Our Financial Condition and Business Model

We are an emerging growth company with a little historical performance to base an investment decision upon, and we may never become profitable.

We were formed in June 23, 2017 and began our operations in the same time. From inception to June 30,2018, we have had revenues of $130,621. Our total operating expenses $159,004 and our net loss $28,382. We have a little of historical performance upon which you may evaluate our prospects for achieving our business objectives and becoming profitable in light of the risks, difficulties and uncertainties frequently encountered by emerging grow companies such as us. Accordingly, before investing in our common stock, you should consider the challenges, expenses and difficulties that we will face as an early stage logistic company, and whether we will ever become profitable.

Risk operating in a big competition

We face substantial competition in the industry. Due to our small size, it can be assumed that many of our competitors have significantly greater financial, technical, marketing and other competitive resources. These competitors already have a fleet of vehicles for processing shipments. Accordingly, these competitors may have already begun to establish brand-recognition with consumers. We will attempt to compete against these competitors by developing features that exceed the features offered by competitors. However, we cannot assure you that our shipment services will outperform competing products or those competitors will not develop new products that exceed what we provide. In addition, we may face competition based on price. If our competitors lower the prices on their services, then it may not be possible for us to market our services at prices that are economically viable.

There are a lot of logistic companies that operate in the US, big and small, with various services in search and delivery of goods. Their costs and the expenses are possible lower than ours, therefore we indicated this situation as a high competition. Also, some companies prefer use 48 or 53 ft. semi-trucks with possible to load more pallets. The standard size for a pallet is 48x45. In a 53-foot truck they can fit 26 pallets in total, 13 on each side or 52 if double stacked. In a 48-foot truck its 24 pallets, 12 on each side or 48 if double stacked. This is when all pallets loaded sideways.

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Our vans (Mercedes Sprinter 2500) able to take only 4 pallets. In this case, the carrying capacity is our main drawback. Since we don’t use big semi-trucks and trailers, which we do not have, we may be not competitive and unsuccessful in generating sufficient revenue to compete in our business or to become profitable. Should we fail to effectively compete and differentiate ourselves from competitors by developing new business ideas and strategies that will differentiate us from our competition, we will not compete effectively, and our market share, revenues, and growth prospects may be adversely affected and we may be forced to reduce prices and/or limit price increases, which may result in materially reduced margins, net income or market share.

As the small logistic company, we plan to buy and operate our own vans where the transportation expenses highly depend of fue price, driver’s salary, maintenance, dispatch cost, insurance cost and others, therefore we can’t exactly predict the final expenses when we receive the order. There is a risk that our final expenses will be higher than others logistic companies and our customers can discontinue work with us. As a result, we have to to be flexible and keep reasonable prices for our customers. Accordingly, because our revenue source is limited to those fees, we may be unsuccessful in generating sufficient revenue to compete in our business or to become profitable.

Risk relating the possibility of not getting the expected revenue

If we are unable to generate sufficient revenues for our operations, we will need financing, which we may be unable to obtain; should we fail to obtain sufficient financing, our potential revenues will be negatively impacted.

From our May 23, 2017 inception to June 30,2018, our revenue was $130,621. Because we are an Emerging growth company and have small revenues, our future revenues are unpredictable. After this registration statement is declared effective our expenses to be the reporting company will be around $40,000 annually. As of June 30,2018, we had only $1,501 of cash and one cargo van valued at $20,000. If we fail to generate sufficient revenues to meet our monthly operating costs and can’t get alternative sources of income, then we will not be able to continue our business. We intend to raise additional funds from an offering of our stock in the future; however, this offering may never occur, or if it occurs, we may be unable to raise the required funding.

Risk if we may not be able to generate sufficient revenues to run our business and maintain our reporting obligations with the SEC

Expenses required to operate a public company will reduce funds available to develop our business and could negatively affect our stock price and adversely affect our results of operations, cash flow and financial condition.

Operating as a public company is more expensive than operating as a private company, including additional funds required to obtain outside assistance from legal, audit, transfer agent, EDGAR, market maker or other professionals that could be more expensive than expected. We may also be required to hire additional staff to comply with SEC reporting requirements. We anticipate that these costs will be approximately $40,000 per year. Our failure to comply with reporting requirements and other provisions of securities laws could negatively affect our stock price and adversely affect our results of operations, cash flow and financial condition. If we fail to meet these requirements, we will be unable to secure a qualification for quotation of our securities on the OTCQB, or if we have secured a qualification, we may lose the qualification and our securities would no longer trade on the OTCQB. Further, if we fail to meet these obligations and consequently fail to satisfy our SEC reporting obligations, investors will then own stock in a company that does not provide the disclosure available in quarterly, annual reports and other required SEC reports that would be otherwise publicly available leading to increased difficulty in selling their stock due to our becoming a non-reporting issuer.

Risk relating when revenue comes only from the several customers

Our revenue is highly concentrated with a few customers. Our revenues could be reduced if any of these customers reduce their orders from us or they cease using our services.

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We currently have several customers who use our services. Since our inception to June 30, 2018, we have generated $130,621 in revenues. We generated $17,910 from US Concierge Service LLC; $94,011 from Atlas Logistics; $11,100 from Sprinter Express; $7,600 from Envision Logistics. As a result, our revenues are concentrated in a few customers. Should one or more of them decrease their orders or cease to use our services, or if we are unable to expend our customer base, our revenues and results of operations will be negatively impacted.

Risk of dilution

We may issue additional shares of our common stock to raise capital that will cause dilution to our existing shareholders.

The source of additional capital to conduct our business will be through the sale of our common stock, which we are unable to engage in during the pendency of our S-1 Registration Statement. Any sales of our common stock will result in dilution to our existing shareholders. As a result, our net income per share, if any, could decrease in future periods, and the market price of our common stock could decline. Further, the perceived risk of dilution may cause our stockholders to sell their shares, which would contribute to a reduction in the selling price of our common stock.

The risk in received payment later

After delivery is completed we send the bill of lading to our customers and after 20-30 days receive the payment. Therefore, our everyday expenses can be hire then our cash flow and delay in payments may force us to temporarily suspend the work.

The risk if our vehicles are damaged or break down, we may not be able to service our customers and we could lose them.

We plan to purchase new vans. However long-distance operations, insufficient experience of drivers, overload, engine overheating or others mechanical failure will increase the shipping time. Therefore, if we don't provide our services in a satisfactory manner, we can lose the customers.

Risks related to our management

Our management has control of our common stock and our shareholders will have limited or no input on any management decisions.

Our management has only agreed to provide their services on a part-time basis, they may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail.

We do not have an employment agreement with management, nor do we maintain key life insurance. Currently, we do not have any full or part-time employees. If the demands of our business require the full business time of our management, it is possible that they may not be able to devote sufficient time to the management of our business, as and when needed. If our management is unable to devote a sufficient amount of time to manage our operations, our business will fail.

We are controlled by our President, CEO and Director, Andrei Stoukan. He is our majority shareholder that controls around 90% of our voting stock and controls our Board of Directors. As our officer, he will manage our day-to-day operations. Even if matters are submitted to a shareholder vote, he will be able to control the outcome of that vote. Therefore, as a minority shareholder, you will have no or limited say in our company management. Unless you are willing to entrust all aspects of our business and operations to Andrei Stoukan, you should not invest in our shares of common stock.

The risk of losing the ability to use the services of our majority shareholder, our financial condition and proposed expansion may be negatively impacted

We depend upon the services of our key executives, Andrei Stoukan. We do not have employment contracts with him and he can discontinue his service in any time. We are unable to replace his services with equally competent and experienced personnel, our operational goals and strategies may be adversely affected, which will negatively affect our potential revenues.

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The risk of incompetence and lack of experience of our management in managing day-to-day public company

Our management has no experience in managing day-to-day public company; as a result, we may incur additional management related expenses pertaining to SEC reporting obligations and SEC compliance matters.

Our President and Chief Executive Officer, Andrei Stoukan, is responsible for managing us, including compliance with SEC reporting obligations, and maintaining disclosure controls and procedures and internal control over financial reporting. These public reporting requirements and controls are new for management and will require us to obtain outside assistance from legal, accounting or other professionals that will increase our costs of doing business. Should we fail to comply with SEC reporting and internal controls and procedures and to otherwise comply with other securities law provisions, our costs will increase and negatively affect our results of operations, cash flow and financial condition. Should we fail to comply with SEC reporting and internal controls and procedures, we may be subject to securities laws violations that may result in additional compliance costs or costs associated with SEC judgments or fines, both of which will increase our costs and negatively affect our potential profitability and our ability to conduct our business.

The risk working without audit committee

We do not have an audit committee, or Board of Directors that composed of independent directors. These functions are performed by the Board of Directors as a whole. Because no members of the Board of Directors are independent directors, there is a potential conflict between our director’s interests and our shareholders’ interests.

 As an “emerging growth company” under the JOBS Act, we are permitted to rely on exemptions from certain disclosure requirements.

 As a company with less than $1.0 billion in total annual gross revenue during our last fiscal year, we qualify as an "emerging growth company" as defined in the JOBS Act. For as long as we are deemed to be an emerging growth company, it may take advantage of specified reduced reporting and other regulatory requirements that are generally unavailable to other public companies. These provisions include:

(a)	an exemption from the auditor attestation requirement in the assessment of the emerging growth company's internal controls over financial reporting;
b)	an exemption from the adoption of new or revised financial accounting standards until they would apply to private companies;
c)	an exemption from compliance with any new requirements adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or a supplement to the auditor's report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer;
d)	reduced disclosure about the emerging growth company's executive compensation arrangements;
e)	a requirement to have only two years of audited financial statements and only two years of related Management's Discussion and Analysis included in an initial public offering registration statement;
f)	an exemption to provide less than five years of selected financial data in an initial public offering registration statement.

As an emerging growth company, we are exempt from Section 14A (a) and (b) of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.

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Also, we exempt from Section 404(b) of the Sarbanes-Oxley Act which requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting. Similarly, as a Smaller Reporting Company we are exempt from Section 404(b) of the Sarbanes-Oxley Act and our independent registered public accounting firm will not be required to formally attest to the effectiveness of our internal control over financial reporting until such time as we cease being a Smaller Reporting Company.

Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards.  In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.  We have elected to take advantage of the benefit of this extended transition period.  Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards. We would cease to be an emerging growth company upon the earliest of:

i	the first fiscal year after our annual gross revenues are $1 billion or more;
ii	the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt securities;
iii	as of the end of any fiscal year in which the market value of our common stock held by non-affiliates exceeded $700 million as of the end of the second quarter of that fiscal year.

Risks Related to this Offering

We have arbitrarily determined the offering price and terms of the common stock shares being offered through this Prospectus.

The fifty cents ($0.50) offering price of the common stock shares has been arbitrarily determined and bears no relationship to our assets or book value, or other investment or valuation criteria. No independent appraiser has valued our common stock shares. Accordingly, there is no basis upon which to determine whether the offering price is indicative of any real underlying share value that our selling shareholders are offering. We urge all prospective investors to seek counsel with their legal, financial or tax advisor, or other trusted professional regarding the offering price, the offering terms, and the advisability of investing in the common stock shares, or not.

Risks related to the market for our common stock

Our common stock is currently not quoted on any market. We do not have a public market and a ticker symbol for our stock. There is presently no market for the common stock shares that the selling shareholders are offering, and we cannot be certain that a public market will become available, or that there will be sufficient liquidity to allow for their sale or transferability within the near future, or at all. Even if we do obtain a quotation, there is no assurance that a sufficiently active market will develop to sell your shares. Accordingly, the purchaser of the common stock shares should consider that their shares may be illiquid and/or present difficulties in their sale or transferability.

The risk of reduce the price of our stock

Our common stock price may be volatile and could fluctuate widely in price, which could result in substantial losses for investors.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock.

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Because we do not expect to pay dividends for the foreseeable future, investors seeking cash dividends should not purchase our common stock.

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future. Our payment of future dividends will be at the sole discretion of our Board of Directors after considering whether we have generated sufficient revenues, our financial condition, results of operating, cash flows, growth plans and other factors. Accordingly, investors that are seeking cash dividends should not purchase our common stock.

Upon effectiveness of this registration statement, we will be subject to the 15(d) reporting requirements under the Securities Exchange Act of 1934, which does not require a company to file all the same reports and information as fully reporting companies.

Upon effectiveness of this registration statement, we will be subject to the 15(d) reporting requirements according to the Securities Exchange Act of 1934. As a Section 15(d) filer, we will be required to file quarterly and annual reports during the fiscal year in which our registration statement is declared effective; however, such duty to file reports shall be suspended as to any fiscal year, other than the fiscal year within which such registration statement became effective, if, at the beginning of such fiscal year the securities of each class are held of record by less than 300 persons. In addition, as a filer subject to Section 15(d) of the Exchange Act, we are not required to prepare proxy or information statements; our common stock will not be subject to the protection of the going private regulations; we will be subject to only limited portions of the tender offer rules; our officers, directors, and more than ten (10%) percent shareholders are not required to file beneficial ownership reports about their holdings in our company; that these persons will not be subject to the short-swing profit recovery provisions of the Exchange Act; and that more than five percent (5%) holders of classes of our equity securities will not be required to report information about their ownership positions in the securities. As such, shareholders will not have access to certain material information which would otherwise be required if it was a fully reporting company pursuant to an Exchange Act registration.

We will be subject to penny stock regulations and restrictions and you may have difficulty selling shares of our common stock.

 Because our securities are considered a penny stock, shareholders will be more limited in their ability to sell their shares. Broker-dealer practices in connection with transactions in “penny stocks” are regulated by penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on some national securities exchanges or quoted on Nasdaq). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, broker-dealers who sell these securities to persons other than established customers and “accredited investors” must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. Consequently, these requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security subject to the penny stock rules, and investors in our common stock may find it difficult to sell their shares.

Nevada Anti-Takeover Laws

Nevada Revised Statutes sections 78.378 to 78.379 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply. Our articles of incorporation and bylaws do not state that these provisions do not apply. The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada company by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things. The statute is limited to corporations that are organized in the state of Nevada and that have 200 or more stockholders, at least 100 of whom are stockholders of record and residents of the State of Nevada; and does business in the State of Nevada directly or through an affiliated corporation. Because of these conditions, the statute currently does not apply to our company.

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Opt-in right for emerging growth company

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the JOBS Act, that allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The Securities and Exchange Commission (“SEC”) encourages companies to disclose forward-looking information so that investors can better understand future prospects and make informed investment decisions. This prospectus contains these types of statements. Words such as “may,” “expect,” “believe,” “anticipate,” “estimate,” “project,” or “continue” or comparable terminology used in connection with any discussion of future operating results or financial performance identify forward-looking statements. You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this prospectus. All forward-looking statements reflect our present expectation of future events and are subject to a number of important factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The factors listed in the “Risk Factors” section of this prospectus, as well as any cautionary language in this prospectus, provide examples of these risks and uncertainties. The safe harbor for forward-looking statements is not applicable to this offering pursuant to Section 27A of the Securities Act of 1933.

 USE OF PROCEEDS

We will not receive any proceeds from the sale of shares offered by the selling shareholders.

DETERMINATION OF OFFERING PRICE

We have arbitrarily determined the offering price and it does not bear any relationship to our assets, results of operations, or book value, or to any other generally accepted valuation criteria. Prior to this offering, there has been no market for our securities. In order to assure that selling shareholders will offer their shares at $0.50 per share until our shares are quoted on the OTCQB, we will notify our shareholders and our Transfer Agent that no sales will be allowed prior to the date our shares are quoted on the OTCQB without proof of the selling price.

DILUTION

Not applicable. We are not offering any new shares in this registration statement. All shares are being registered on behalf of our selling shareholders.

EQUITY ISSUANCES AND PRICING

Offering Price per Share		$0.50
14,001,000 shares issued to our founder - Andrei Stoukan	Share Price	$0.01
1,581,000 shares issued to 33 non-affiliate shareholders	Share Price	$0.01

We have arbitrarily determined our offering price of fifty cents ($0.50) per share.

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SELLING SHAREHOLDERS

The selling shareholders named below are selling the securities in this offering. The table assumes that all of the securities will be sold in this offering. However, any or all of the securities listed below may be retained by any of the selling security holders; accordingly, no accurate estimate can be made of the quantity of securities that will be held by the selling security holders upon termination of this offering. These selling security holders acquired their shares by purchase exempt from registration under Rule 903(b)(3) of Section Regulation S, promulgated pursuant to the Securities Act of 1933. Since our inception, we have received an aggregate of $29,811 from private offerings of our securities.

Our selling shareholders are composed solely of shareholders that paid cash consideration for their shares. These sales reflect the only sales we made to investors in return for cash consideration.

We sold a total of 1,581,000 common shares to 33 nonaffiliated investors from June 23, 2017(inception) to June 30, 2018 in exchange for proceeds of $15,810 or $0.01 per common share. We also sold 14,001,000 common shares to our Chief Executive Officer, Andrei Stoukan for a common share price of $0.01 for total amount $14,001.

The selling shareholders are offering a total of 1,581,000 common shares, which represents 10.14% of our outstanding common shares. The 1,581,000 common shares being registered were acquired by the selling shareholders from June 23, 2017 to June 30,2018 as described in the preceding paragraph. The shares held by Andrei Stoukan, are not being registered.

The selling security holders listed in the table have sole voting and investment powers regarding the securities indicated. We will not receive any proceeds from the sale of the securities by the selling security holders. None of our selling security holders is or has been affiliated with a broker-dealer. Additionally, none of the selling security holders have a business relationship with us.

Shareholder Name (first, middle, last)	Total Shares Owned	Issue Date	Shares Registered	Remaining Shares If Sold	% Before Offering	% After Offering*
YAREMENKO OLEKSANDR (a)	50,000	11.30.2017	50,000	0	<1%	0
YAREMENKO NATALIIA (a)	50,000	12.06.2017	50,000	0	<1%	0
HALUSHKA OLEKSANDR	50,000	12.08.2017	50,000	0	<1%	0
KHARCHENKO NATALIIA	50,000	12.11.2017	50,000	0	<1%	0
KHORENKO VLADYSLAV(b)	7,500	12.12.2017	7,500	0	<1%	0
YAREMENKO VOLODYMYR	50,000	12.14.2017	50,000	0	<1%	0
HONCHAR NATALIIA	50,000	12.15.2017	50,000	0	<1%	0
RIABOV DMYTRO	50,000	12.15.2017	50,000	0	<1%	0
LAHUTIN YEVHEN	50,000	12.15.2017	50,000	0	<1%	0
KALENICHENKO OLEKSII	50,000	12.19.2017	50,000	0	<1%	0
USTINOVA SVITLANA	50,000	12.19.2017	50,000	0	<1%	0
DEPUTAT TETIANA	48,500	12.19.2017	48,500	0	<1%	0
UTKIN YEVHENII	50,000	12.20.2017	50,000	0	<1%	0
DZIUBLYK KATERYNA	50,000	12.21.2017	50,000	0	<1%	0
STULOV VASYL (d)	50,000	12.21.2017	50,000	0	<1%	0
STULOVA MARYNA (d)	50,000	12.21.2017	50,000	0	<1%	0
TKACHENKO VALENTYNA	50,000	12.21.2017	50,000	0	<1%	0
KHORENKO NADIIA (b)	50,000	12.22.2017	50,000	0	<1%	0
KHORENKO SERHII (c)	50,000	12.22.2017	50,000	0	<1%	0
KHRENOVA ALYONA (e)	50,000	12.22.2017	50,000	0	<1%	0
KUZNIETSOV VLADYSLAV	50,000	12.26.2017	50,000	0	<1%	0
BYKOV OLEKSANDR	50,000	12.27.2017	50,000	0	<1%	0
DZIUBLYK VIACHESLAV	50,000	12.27.2017	50,000	0	<1%	0
PIDDUBNYI OLEKSII	50,000	12.27.2017	50,000	0	<1%	0
KHRENOV KOSTIANTYN (e)	50,000	12.27.2017	50,000	0	<1%	0
RIABOVA LIUBOV (f)	50,000	12.27.2017	50,000	0	<1%	0
OKISHOR VOLODYMYR	50,000	12.27.2017	50,000	0	<1%	0
GURSKA OLENA	50,000	12.27.2017	50,000	0	<1%	0
ROMANENKO ANATOLII	50,000	12.28.2017	50,000	0	<1%	0
RYABOKON PETRO (f)	50,000	12.28.2017	50,000	0	<1%	0
MIROSHNYCHENKO VASYL	50,000	12.29.2017	50,000	0	<1%	0
DOROSHENKO VIKTORIA	50,000	12.29.2017	50,000	0	<1%	0
GRIGORIY ROZENFELD	25,000	12.29.2017	25,000	0	<1%	0

Total:	1,581,000

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Relationship:

a. YAREMENKO OLEKSANDR and YAREMENKO NATALIIA	husband and wife
b. KHORENKO VLADYSLAV and KHORENKO NADIIA	husband and wife
c. KHORENKO SERHII son of KHORENKO VLADYSLAV and KHORENKO NADIIA
d. STULOV VASYL and STULOVA MARYNA	husband and wife
e. KHRENOV KOSTIANTYN and KHRENOVA ALYONA	husband and wife
f. RIABOV DMYTRO and RIABOVA LIUBOV	husband and wife

None of the selling shareholders; (1) has had a material relationship with us other than as a shareholder at any time within the past three years; (2) has been one of our officers or directors; or (3) are broker-dealers or affiliate of broker-dealers.

PLAN OF DISTRIBUTION

 The Selling Shareholders may pledgee, transferees or other successors-in-interest selling shares of Common Stock or interests in shares of Common Stock received after the date of this prospectus from a Selling Shareholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of Common Stock or interests in shares of Common Stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The Selling Shareholders may use any one or more of the following methods when disposing of shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	short sales effected after the date the registration statement of which this Prospectus is a part is declared effective by the SEC;
•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•	broker-dealers may agree with the Selling Shareholders to sell a specified number of such shares at a stipulated price per share;
•	a combination of any such methods of sale; and
•	any other method permitted by applicable law.

The Selling Shareholders may, from time to time, pledge or grant a security interest in some or all of the shares of Common Stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of Common Stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of Selling Shareholders to include the pledgee, transferee or other successors in interest as Selling Shareholders under this prospectus. The Selling Shareholders also may transfer the shares of Common Stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

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In connection with the sale of our Common Stock or interests therein, the Selling Shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Common Stock in the course of hedging the positions they assume. The Selling Shareholders may also sell shares of our Common Stock short and deliver these securities to close out their short positions, or loan or pledge the Common Stock to broker-dealers that in turn may sell these securities. The Selling Shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the Selling Shareholders from the sale of the Common Stock offered by them will be the purchase price of the Common Stock less discounts or commissions, if any. Each of the Selling Shareholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of Common Stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

The Selling Shareholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, provided that they meet the criteria and conform to the requirements of that rule.

The Selling Shareholders and any underwriters, broker-dealers or agents that participate in the sale of the Common Stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our Common Stock to be sold, the names of the Selling Shareholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the Common Stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the Common Stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the Selling Shareholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the Selling Shareholders and their affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Selling Shareholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Shareholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the Selling Shareholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with the Selling Shareholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (i) the date that such securities become eligible for resale without volume or manner-of-sale restrictions and without current public information pursuant to Rule 144 and certain other conditions have been satisfied, or (ii) all of the securities have been sold or otherwise disposed of pursuant to the registration statement of which this prospectus forms a part or in a transaction in which the transferee receives freely tradable shares.

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DESCRIPTION OF SECURITIES

The description below is a summary of the material terms of the provisions of our Articles of Incorporation and Bylaws. The Articles of Incorporation and Bylaws have been filed as exhibits to the registration statement of which this Prospectus is a part.

Common Stock

As of the date of this Prospectus, we are authorized to issue 75,000,000 shares of common stock, par value $0.001 per share.

The following is a summary of the material rights and restrictions associated with our common stock. This description does not purport to be a complete description of all of the rights of our stockholders and is subject to, and qualified in its entirety by, the provisions of our most current Articles of Incorporation and Bylaws, which are included as exhibits to this Registration Statement.

The holders of our common stock currently have:

1.	Equal ratable rights to dividends from funds legally available therefore, when, as and if declared by our Board of Directors;
2.	Entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;
3.	Do not have preemptive, subscription or conversion rights and there is no redemption or sinking fund provisions or rights applicable thereto;
4.	Entitled to one vote per share on all matters on which stock holders may vote. Except as otherwise required by Nevada law or the Articles of Incorporation, a majority of the votes cast at a meeting of the stockholders shall be necessary to authorize any corporate action to be taken by vote of the stockholders.

Preferred Stock

We are not authorized in this time to issue shares of preferred stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

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INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

 Matheau J. W. Stout, Esq. of Baltimore, Maryland has provided an opinion on the validity of our common stock.

The financial statements in this prospectus has been audited by Jeffrey T. Gross LTD, CPA located on 6215 w. Touhy Avenue, Chicago, IL 60646-1105, phone # (773)792-1575, email address: jtgrossltd@aol.com

The financial statements are included in reliance on such report given upon the authority of said firm as experts in auditing and accounting.

INFORMATION WITH RESPECT TO THE REGISTRANT

BUSINESS DESCRIPTIONS

We are an Emerging growth company with small revenue generating operations. We were formed on June 23, 2017 and just over one year of business experience.

The United Express intends to operate as a general company of transportation and delivery of merchandise, household goods, and other items for companies and individuals across the United State. As such, it is difficult to determine the average customer of the Company as the business will have the licensure and the ability to effectively arrange for the transportation any type of merchandise. Management anticipates that the business will receive orders for service from companies seeking to move merchandise, as well as, people relocating to different areas of the target regional market area. A primary concern for the Company is its ability to quickly respond to customer request, give affordable price for the services, and carry the full responsibility from pick up to drop off. In 2017, the price of oil and its associated refined energy products has been within a reasonable, steady range. Lack of major volatile in oil prices has caused the freight and logistic industries costs to be on a straight level during last 12 months. In the event of an increase in the price of fuel, we will also reasonably increase prices (at a standardized rate of markup) to ensure the profitability of the business. The Company hires drivers from any state with CDL or class “B” driver license at least one year of experience.

Since our inception, our business activities have focused mostly on the development of our business plan, locating producers of goods, despatchers, cargo brokers, researching for new customers, drivers, storages, van supplies, development of optimal traffic routes. As of June 30,2018, we had contracts with 4 customers.

Our revenues from inception to June 30,2018 was $130,621. We currently have several customers who working with us, which we have become dependent. We generated $17,910 from US Concierge Service LLC; $94,011 from Atlas Logistics; $11,100 from Sprinter Express; $7,600 from Envision Logistics.

We have business partnership agreement with Sprinter Express LLC., and agreement about dispatching service with Vladyslav Khorenko, a private person.

We also plan to deliver cargo through others transportation providers if we get more delivery orders than can afford. In this case here is our position as intermediary company.

Our fees are count based on our expenses, size and type of shipment, distance, route, gas price and other customer needs. For now, we do not own cargo vans or equipment used to transport goods and freight.

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From inception through the present time, we:

•	developed our business plan;
•	selected business partners;
•	signed agreements with customers;
•	found the car/van dealers from who we are going to buy vans;
•	found drivers which can deliver goods for our customers;
•	organized short-term storage;
•	chose an insurance company and despatcher;
•	created a list of potential customers and their requirements;
•	found service company for van maintenance and repairs;
•	chose audit and transfer agent companies;
•	chose optimal routes of traffic

From inception, we entered into the following business agreements:

Customers

US Concierge Service

On August 25, 2017, we signed logistic agreement with US Concierge Service LLC, to provide logistics services.

US Concierge Service LLC is required to pay for our services within 30 days after receiving the invoice. The term of the agreement while the parties will not want to terminate it by giving 10 days written notice.

Atlas Logistics

On August 22, 2017 we entered into agreement with Atlas Logistics LLC. Atlas is required to pay for our deliveries services within 30 days after receiving the invoice.

Envision Logistics

On August 25, 2017, we entered into the agreement with Envision Logistics Inc. Under this contract we provide transportation service. The Agreement has an automatic renewal.

Vladyslav Khorenko - Dispatching service

On October 2, 2017 we entered into an agreement with Vladyslav Khorenko about dispatching service. Dispatcher agrees to perform logistic traffic control services for us. We may terminate this Agreement at any time by giving 10 days' written notice to the other party of the intent to terminate.

Sprinter Express

In July 1, 2017, we entered into the Business partnership agreement with Sprinter Express LLC, from Florida, about joint work. The parties shall pay each other within 10 days after receiving the invoice. Either party may terminate this agreement at any time by giving 10 days' written notice or verbally to the other party of the intent to terminate.

Services

We offer logistics services to our customers include parcel shipping services for single or multiple pallets of freight to the destination requested by the customers. Also, we offer a storage service if necessary. Usually we communicate with customers by phone.

As for today we are doing transportation services for: Atlas Logistics, US Concierge Service, Envision Logistics and

Sprinter Express.

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Here is the short description about how we work:

1.	We received the order from our customers or from dispatcher (Vladyslav Khorenko) about product, cost, weight and final destination.
2.	After recalculate profitability and time frame for the delivery we decide to take or not take this load.
3.	If we agree to make a deal with our driver or an independent contractor with van which is suitable for the carriage of such cargo going for pick-up. We select independent contractor for transportation based on their ability to effectively serve our customers with respect to price, technology capabilities, geographic coverage and quality of service.
4.	After that the driver sets out on the road to the final destination.
5.	After delivery and unloading the driver picks up the Bill of lading (as proof of delivery) and send it to our office. We process it by submit the documents to our customers or to dispatcher for the payment.

Dependence Upon a Few Customers

We currently have several customers who working with us, which we have become dependent. There are US Concierge Service; Atlas Logistics, Sprinter Express and Envision Logistics.

As a result, our revenues are highly concentrated in several customers and business providers and our revenues could decline if they do not use our services.

Pricing

As a Startup Business we expect gross revenue $144,000 for one year for one cargo van and one driver.

Driver rides 15,000 ml. in 1 month x 12 month = 180,000 ml
1 ml. cost $0.80 x 180,000 ml	$144,000
Driver salary $0.30 - 1 ml. x 180,000 ml.	$54,000
Fuel cost 1gal - $3.10
Van spend 18 ml. on 1 gal. 180,000 ml:18 ml.=10,000 gal. x $3.10	$31,000
Oil change $300 in 1-month x 12 months	$3,600
Registration + insurance + toll road	$4,000
Repair and maintenance depend what happens, approximately	$4,000
Dispatch cost 10% from gross income $144,000 x 10%	$14,400
Company income and officers’ salary 5% from gross income.	$7,200
Total expenses	$188,200

Profit: 144,000 - 118,200 = $25,800

This break down information does not include the $50,000 cost of one van. To be profitable, the van should work at least 2 years. Also, if necessary, we can sell 3-5-year-old vans back to the car dealer.

Competitive Business Conditions

To be unique and profitable in logistic industry United Express offers their clients and partners protection on their investment by keeping titles for cargo units for a period of one year. This offer will work until all interested customers are able to get back at least 50% from the initial investment.

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For example: an investor wants to invest $50,000. We use their capital to buy a Mercedes Sprinter - cargo van, pay for insurance, driver salary, gas and other related expenses. When the van and driver are ready to go we give the number to the unit and now the investors are able to monitor their unit at any time. Profits and losses will be separately counted for each unit and summed together in each quarter.

We hope this know-how will expand the circle of our clients and helps in future to be a leader in logistic industry.

Employees

We only have one employee - our President and Chief Executive Officer, Andrei Stoukan, who works part time on our business.

DESCRIPTION OF PROPERTY

Our office is approximately 500 square feet and is adequate for our needs. We pay rent and may be pay other reasonable compensation to use the office.

LEGAL PROCEEDINGS

During the past 10 years, none of our current directors, nominees for directors or current executive officers has been involved in any legal proceeding identified in Item 401(f) of Regulation S-K, including:

1.	Any petition under the Federal bankruptcy laws or any state insolvency law filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he or she was a general partner at or within two years before the time of such filing, or any corporation or business association of which he or she was an executive officer at or within two years before the time of such filing;

2.	Any conviction in a criminal proceeding or being named a subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.	Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him or her from, or otherwise limiting, the following activities: i. Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity; ii. Engaging in any type of business practice; or iii. Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

4.	Being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any type of business regulated by the Commodity Futures Trading Commission, securities, investment, insurance or banking activities, or to be associated with persons engaged in any such activity;

5.	Being found by a court of competent jurisdiction in a civil action or by the SEC to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

6.	Being found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

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7.	Being subject to, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of: i. Any Federal or State securities or commodities law or regulation; or ii. Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or iii. Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8.	Being subject to, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No public market currently exists for shares of the Company’s common stock. Following completion of this offering the Company intends to contact an authorized market maker for sponsorship to have its common stock quoted on the Over-the-Counter Bulletin Board.

FINANCIAL STATEMENTS

Our financial statements, notes and supplementary data are included in pages F-1 to F-10

SELECTED FINANCIAL DATA

Because this is only a financial summary, it does not contain all the financial information that may be important to you. Therefore, you should carefully read all the information in this Prospectus, including the financial statements and their explanatory notes, before making an investment decision.

Balance Sheet Data	June 30, 2018
Cash	$1,501
Total Assets	$21,501
Liabilities	$72
Total Stockholders’ Equity	$21,429

Statement of Operations	Period from June 23, 2017 (Inception) to June 30, 2018
Revenue	$130,621
Loss for the Period	$28,382

SUPPLEMENTARY FINANCIAL INFORMATION

Included with the Financial Statements beginning on Page F1 below.

22

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Cautionary Statement

The following discussion and analysis should be read in conjunction with the balance sheet as of June 30,2018 and the financial statements for the period from (Inception) to June 30, 2018 included herein. The results shown herein are not necessarily indicative of the results to be expected for any future periods.

This discussion contains forward-looking statements, based on current expectations with respect to future events and financial performance and operating results, which statements are subject to risks and uncertainties, including but not limited to those discussed below and elsewhere in this Prospectus that could cause actual results to differ from the results contemplated by this forward-looking statement. We urge you to carefully consider the information set forth in this Prospectus under the heading “Note Regarding Forward Looking Statements” and “Risk Factors”.

General discussion

We are an emerging growth company incorporated in the State of Nevada on June 23, 2017. The United Express Inc. was developed to provide a comprehensive management service for long and short distance logistics for clients in the Company’s target market area. The Company will offer its clients the transportation ability to all of their hauling needs through one business which will provide them with the ability to manage their shipments in a cost and time effective manner.

Overview

We are a company with limited revenue generating options. We are currently focused on expanding our network of new customers, drivers, shipping companies and independent transportation providers.

Results of operations

For the Period from June 23, 2017 (Inception) to June 30,2018

Our revenues from inception to June 30,2018 was $130,621. This amount consists of $17,910 from US Concierge Service LLC; $94,011 from Atlas Logistics; $11,100 from Sprinter Express; $7,600 from Envision Logistics.

Our expenses for this period compose $159,004. General and administration expense $10,608, Office rental, storage rent and repairs expense $16,089, Logistic and Dispatcher service $132,306.

There are no comparable periods upon which we may compare other financial periods.

Liquidity

For the period from June 23, 2017 to June 30,2018, we raised $29,811 from our initial private offering. After this offering, we estimate that we will incur around of $40,000 yearly in connection with the costs as SEC reporting company. At June 30,2018, we had $1,501 in cash for our operations and $20,000 capital. We will attempt to fund from our future operations, which may be insufficient to fund such amounts. There is no assurance our estimates of these costs are accurate.

We have had revenues $130,621 from our inception of June 23, 2017 to June 30, 2018 and can be profitable after 2 years. For now, there are no comparable periods upon which we may compare other financial periods.

Plan of Operations

Throughout our 12-month Plan of Operations, we plan to accomplish the following:

1.	We are going to buy 5 cargo vans Mercedes Sprinter for $50,000 each.
2.	Find and hire 5 drivers.
3.	Provide all necessary paperwork: (Registration, insurance, maintenances etc.)
4.	Develop a network of referrals and agents working on our behalf.
5.	Develop an email list of wholesalers and retailers who ship merchandise across the US.

23

6.	Identify new customers and complete agreements with them.
7.	Prepare and register all necessary paperwork for dispatch business.
8.	Hire skilled and experienced dispatchers.
9.	Develop incentive programs for our customers, such as, discounts for the cargo shipments.
10.	Organize uninterrupted circle logistic services: (pick up-delivery-unload-received payments)

We anticipate that the cost of the foregoing activities will be $881,000 included $40,000 to be a reporting company.

Additional financing is required for us to implement these planned activities. We anticipate obtaining such financing by way of public or private offerings of equity securities. No assurance can be given that any financing, borrowing or sale of equity or debt will be possible when needed or that we will be able to negotiate acceptable terms in a timely fashion or even available at all. In addition, our access to capital is affected by prevailing conditions in the financial and equity capital markets, as well as our own financial condition.

Our CEO will provide the services above. Our Chief Executive Officer and director, Andrei Stoukan is responsible for the development of our incentive programs, creation of all advertisements and marketing materials, attending tradeshows and identifying and conducting due diligence on additional customers. We anticipate hiring employees or independent contractors over the next 12 months.

As of June 30,2018, we had cash of $1,501. There is no assurance our estimates of our current and future costs are accurate or that our revenues will be sufficient to fund the cost of our existing operations or 12-month plan of operations. If our revenues are not sufficient to fund operations we will require additional debt or equity funding to continue our operations. Should this occur, we hope to be able to raise additional funds from an offering of our stock in the future. However, this offering may not occur, or if it occurs, may not raise the required funding. We do not have any plans or specific agreements for new sources of funding. If we are unable to obtain required capital to fund our operations we will have to reduce 12-month plan of operations or discontinue our operations.

Off Balance Sheet Arrangements

We do not have any off-balance arrangements that would have any current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital recourses.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

None.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Not applicable. We have no investments in market risk sensitive instruments or in any other type of securities.

TRANSFER AGENT

The Company has not hired a Transfer Agent on the period ended June 30, 2018 and the Company is acting as its own transfer Agent until one is hired.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES LIABILITIES

Nevada Corporate Law contains provisions which allow us to indemnify any person against liabilities and other expenses incurred as a result of defending or administering any pending or anticipated legal issue in connection with service to us if it is determined that such person acted in good faith and in a manner which he reasonably believed was in the best interest of the corporation. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

24

Where You Can Find Additional Information

We have filed with the Securities and Exchange Commission a registration statement on Form S-1. This Prospectus does not contain all of the information set forth in the registration statement, the exhibits to the registration statement and any periodic filings. In addition, when we become a reporting issuer under the Securities Exchange Act of 1934, as amended, we will file periodic reports with the SEC, including quarterly reports and annual reports, which include our audited financial statements. For further information about us and the shares of common stock to be sold in the offering, please refer to the registration statement and the exhibits and schedules thereto. The registration statement and exhibits may be inspected, without charge, and copies may be obtained at prescribed rates, at the SEC’s Public Reference Room at 100 F St., N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The registration statement and other information filed with the SEC are also available at the web site maintained by the SEC at http://www.sec.gov.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS

Our sole officer and director and his age and positions held since inception are as follows:

Name	Age	Positions Held Since June 23, 2017
Andrei Stoukan	46	Chief Executive Officer, and Director

Andrei Stoukan

Andrei Stoukan has been our Chief Executive Officer and a Director since our inception from June 23, 2017.

From June 2017 to present time - United Express (Nevada corp.) Director

Address: 4345 w. Post Rd, Las Vegas, NV 89118

From July 2015 to present time - Director of Sprinter Express Inc.

Address: 10 Kyle Ct, Mission Viejo, CA 92694

He did merchandise delivery by cargo transportation.

From October 2006 to June 2015, President of ALLESS USA INC.

Address: 24888 Alicia pkwy, Laguna Hills, CA 92653

He did Limousine service, sales, tune up and transportation.

In 1990, he graduated Marine College. His specialization - professional mechanic.

Term of Office

Our Directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board, subject to their respective employment agreements.

Significant Employees

We have no significant employees other than our officers and directors.

Family Relationships

There are no family relationships between or among the directors, executive officers or persons nominated or chosen by us to become directors or executive officer.

Corporate Governance and Board Committees

Our Board of Directors has not established an audit, executive or director compensation committee, nominating or governance committees as standing committees or other board committee performing equivalent functions. Our Board of Directors does not have an executive committee or committees performing similar functions. The two members of our Board of Directors will participate in discussions concerning the matters that are performed by these committees.

25

No Director Independence

We are not currently listed on a national securities exchange or in an inter-dealer quotation system that has requirements that a majority of the board of directors be independent. Our Board of Directors has determined that no members of the Board are “independent” under the definition set forth in the listing standards of the NASDAQ Stock Market, which is the definition that our Board of Directors has chosen to use for the purposes of the determining independence, as the OTCQB does not provide such a definition. Therefore, none of our current Board members are independent.

Other Directorships

None of our directors are officers and directors of other Securities and Exchange Commission reporting companies.

Conflicts of Interest

Our director works part time for our business and accordingly, he may encounter a conflict of interest in allocating his time between our operations and other businesses. Our Chief Executive Officer, Andrei Stoukan, devote part time to our business even though he presently does not receive compensation for his services. In the future, he may engage in other business activities, investments and business opportunities that may be appropriate for presentation to us as well as other entities. As a result, he may have conflicts of interest in determining to which entity a particular business opportunity should be presented. They may also in the future become affiliated with entities, engaged in business activities similar to those we intend to conduct.

In general, officers and directors of a corporation are required to present business opportunities to a corporation if:

•	the corporation could financially undertake the opportunity;
•	the opportunity is within the corporation’s line of business; and
•	it would be unfair to the corporation and its stockholders not to bring the opportunity to the attention of the corporation.

Code of Ethics

We plan to adopt a Code of Ethics in the future prior to our stock being listed on an exchange that requires us to have a formal Code of Ethics.

EXECUTIVE COMPENSATION AND CORPORATE GOVERNANCE

Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our Chief Executive Officer, who occupied such position at the end of our latest fiscal year.

Name	Title	Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Non-Qualified Deferred Compensation	All Other Compensation	Total
Andrei Stoukan	Chief Executive Officer and Director	2017/2018	0	0	0	0	0	0	13,014	13,014

Our director did not receive salary compensation for his services as director from our inception to the date of this Prospectus. We have a plan for compensating our director for his services beginning from October 1st 2018. He will receive $1,000 monthly. He received $13,014 as compensation payments for office, storage rent and repairs.

26

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth the ownership of our common stock by each person known by us to be the beneficial owner of more than 5% of our outstanding voting securities, our directors, our executive officers, and our executive officers and directors as a group. To the best of our knowledge, the persons named have sole voting and investment power with respect to such shares, except as otherwise noted. There are not any pending or anticipated arrangements that may cause a change in control. The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the Securities and Exchange Commission and is not necessarily indicative of ownership for any other purpose.

Under these rules, a person is deemed to be a “beneficial owner” of a security if that person has shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within 60 days through the conversion or exercise of any convertible security, warrant, option or other right. More than one person may be deemed to be a beneficial owner of the same securities. The percentage of beneficial ownership by any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within 60 days, by the sum of the number of shares outstanding as of such date plus the number of shares as to which such person has the right to acquire voting or investment power within 60 days. Consequently, the denominator used for calculating such percentage may be different for each beneficial owner. Except as otherwise indicated below and under applicable community property laws, we believe that the beneficial owners of our common stock listed below have sole voting and investment power with respect to the shares shown. This table is based upon information derived from our stock records. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, each of the shareholders named in this table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned.

Title of class	Ownership Holder:	Amount Beneficial Ownership	Direct Ownership	Indirect Ownership	Percent of class
COMMON	Andrei Stoukan Chief Executive Officer, Director, & Founder	14,001,000	14,001,000	14,001,000	90%
TOTAL		14,001,000	14,001,000	14,001,000	90%

This table is based upon information derived from our stock records. Applicable percentages are based upon 15,582,000 shares of common stock outstanding as of the date of this Prospectus. Andrei Stoukan owns 14,001,000 shares of our common stock.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

From inception to June 30,2018, we offered and sold 14,001,000 shares to our President and Chief Executive Officer, and Director, Andrei Stoukan.

Option Grants

We did not grant any options or stock appreciation rights to our named executive officers or directors from our inception to the date of this Prospectus. As of the date of this Prospectus, we did not have any stock option plans.

 Employment Agreement

We have no employment agreement with our officer and director.

27

Pension, Retirement or Similar Benefit Plans

There are no agreements, arrangements or plans in which we provide pension, retirement or similar benefits to our director or executive officer. We have no material bonus or profit-sharing plans in which cash or non-cash compensation is or may be paid to our directors or executive officers.

Compensation Committee

We do not currently have a compensation committee of the Board of Directors or a committee performing similar functions. The Board of Directors as a whole participates in the consideration of executive officer and director compensation.

28

UNITED EXPRESS, INC.

INDEX TO FINANCIAL STATEMENTS

29

JEFFREY T. GROSS LTD.

CERTIFIED PUBLIC ACCOUNTANTS

6215 W. TOUHY AVENUE

CHICAGO, ILLINOIS 60646-1105

(773)792-1575

To The Board of Directors and Shareholders

United Express, Inc.

Las Vegas, Nevada

We have audited the accompanying balance sheets of United Express, Inc. (a Nevada Corporation), as of June 30, 2018, and the related statement of operations, changes in stockholder’s equity and cash flows for the year then ended. These financial statements are the responsibility of Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit will provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of United Express, Inc., for the period of June 23, 2017 (inception) to June 30, 2018, and the results of its operations and its cash flows for the period then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Jeffrey T. Gross Ltd.

Jeffrey T. Gross Ltd.

Certified Public Accountants

Chicago, Illinois
July 20, 2018

F-1

UNITED EXPRESS, INC.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET (AUDITED)
June 30, 2018

ASSETS
CURRENT ASSETS
Cash	$1,501
TOTAL CURRENT ASSETS	1,501
FIXED ASSETS
Automobile	20,000
Accumulated Depreciation	—
TOTAL FIXED ASSETS	20,000
TOTAL ASSETS	$21,501

LIABILITIES & STOCHOLDERS' EQUITY
CURRENT LIABILITIES
Loan Payable - Related Party	$72
Income Taxes Payable	—
TOTAL CURRENT LIABILITIES	$72

STOCKHOLDERS' EQUITY
Common stock, ($0.001 par value, 75,000,000 shares authorized; 15,582,000 shares issued and outstanding at June 30, 2018	$15,582
Additional Paid-In Capital	34,229
Net profit (loss) accumulated during development stage	(28,382)
TOTAL STOCKHOLDERS' EQUITY	21,429
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$21,501

See notes to financial statements

F-2

UNITED EXPRESS, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF OPERATIONS (AUDITED)
FOR THE PERIOD FROM JUNE 23, 2017 (INCEPTION) to JUNE 30, 2018

REVENUES
Sales	$130,621
TOTAL REVENUES	$130,621

COST OF SALES
Logistic and Dispatcher Service	132,306
TOTAL COST OF GOODS SOLD	$132,306
GROSS PROFIT	$(1,685)
OPERATING EXPENSES:
Office rental, storage rent and repairs expenses	$16,089
General and administration	$10,608

TOTAL OPERATING EXPENSES	$26,697
INCOME BEFORE INCOME TAXES	(28,382)
INCOME TAX BENEFIT (PROVISION)	—
NET INCOME (LOSS)	$(28,382)
NET INCOME (LOSS) PER BASIC AND DILUTED SHARE	(0)
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	15,582,000

See notes to financial statements

F-3

UNITED EXPRESS, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY (AUDITED)
FOR THE PERIOD FROM JUNE 23, 2017 (INCEPTION) to JUNE 30, 2018

	Common Stock
	Number of Shares	Par Value	Additional Paid in Capital	Accumulated Gain (Deficit)	Total Stockholders' Equity
Balance, June 23, 2017	0	$0	$0	$0	$0
Common Shares Issued:
Purchased by non-affiliate investors	1,581,000	$0			$1,581
Purchased by officer Andrei Stoukan	14,001,000	$0			$14,001
Additional Paid in Capital			$34,229		$34,229
Balance, June 30, 2018	15,582,000	$0	$34,229		$49,881
Net income (loss)	—	—	—	$(28,382)	$(28,382)
Balance, June 30, 2018	15,582,000	$0	$34,229	$(28,382)	$21,428

See notes to financial statements

F-4

UNITED EXPRESS, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CASH FLOWS (AUDITED)
FOR THE PERIOD FROM JUNE 23, 2017 (INCEPTION) to JUNE 30, 2018

CASH FLOWS FROM OPERATING ACTIVITIES
Net Income (loss)	$(28,382)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	—
Increase (Decrease) in Loan Payable - Related Party	$72
NET CASH (USED IN) PROVIDED BY OPERATING ACTIVITIES	$(28,310)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of Property	—
NET CASH (USED IN) INVESTING ACTIVITIES	—
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from Common Stock	29,811
NET CASH PROVIDED BY FINANCING ACTIVITIES	29,811
NET INCREASE (DECREASE) IN CASH	$1,501
CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD	—
CASH AND CASH EQUIVALENTS - ENDING OF PERIOD	$1,501

See notes to financial statements

F-5

UNITED EXPRESS, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
FOR THE PERIOD FROM JUNE 23, 2017 (INCEPTION) TO JUNE 30, 2018

NOTE 1 — Description of Business

United Express, Inc. (the “Company”) was incorporated under the laws of the State of Nevada in June 23, 2017. The company was developed to provide comprehensive management service for long and short distance logistics for clients in the Company’s target market area. The Company will offer its clients the transportation ability to all of their hauling needs through one business which will provide them with the ability to manage their shipments in a cost and time effective manner.

After receiving the properly dispatcher license we are going to provide dispatch service to improve the efficiency of the clients’ supply chain management and delivery operations. As oil prices are currently remains stable we can mostly predict our expenses in logistics industry. These services are now heavily in demand among product distributors and retailers.

As an emerging growth company, we have had small operating revenues through June 30, 2018. Recorded revenues were generated from customers’ payments. The Company is currently devoting substantially all of its present efforts to securing and establishing the transportation business.

NOTE 2 — Significant Accounting Policies and Recent Accounting Pronouncements

Basis of Presentation

The Company uses the accrual basis of accounting and accounting principles. The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars. The Financial Statements and related disclosures as of June 30, 2018 are audited pursuant to the rules and regulations of the United States Securities and Exchange Commission (`SEC"). The Company has adopted June 30 fiscal year end.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents.

Fair Value of Financial Instruments

ASC 825, 'Disclosures about Fair Value of Financial Instruments, requires disclosure of fair value information about financial instruments. ASC 820, “Fair Value Measurements" defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of June 30, 2018.

The respective carrying values of certain on-balance-sheet financial instruments approximate their fair values. These financial instruments include cash, accrued liabilities and notes payable. Fair values were assumed to approximate carrying values for these financial instruments since they are short term in nature and their carrying amounts approximate fair value.

F-6

UNITED EXPRESS, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
FOR THE PERIOD FROM JUNE 23, 2017 (INCEPTION) TO JUNE 30, 2018

NOTE 2 —Significant Accounting Policies and Recent Accounting Pronouncements - continued

Basic and Diluted Loss Per Share

The Company computes earnings (loss) per share in accordance with ASC 260-10-45 'Earnings per Share, which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic earnings (loss) per share is computed by dividing net earnings (loss) available to common stockhdders by the weighted average number of outstanding common shares during the period. Diluted earnings (loss) per share gives effect to all dilutive potential common shares outstanding during the period. Diutive earnings (loss) per share excludes al potential common shares if their effect is anti-dilutive. The Company has no potential dilutive instruments, and therefore, basic and diluted earnings (loss) per share are equal.

Revenue Recognition

We base our judgment on new guidance ASC 606.

The Company considered recognizes its revenue on the accrual basis, which considers revenue to be earned when the services have been performed. We considered gross revenue as a principal. Our revenue includes payments from the costumers for the logistic business.

We Estimating Gross Revenue as a Principal. We evaluate the nature of our promises under the contracts and use judgment to determine whether the contracts include services, which we would need to evaluate for a material right or a performance obligation with quantity of services to be delivered.

ASU 2016-08, Principal versus Agent Considerations (Reporting Revenue Gross versus Net) amends revenue recognition guidance within ASC 606 for these types of transactions. To determine the nature of its promise to the customer, the entity should:

1.	Identify the specified goods or services to be provided to the customer, and
2.	Assess whether it controls each specified good or service before that good or service is transferred to the customer.

We consider the gross revenue is a principal because we identify and control the delivery service before this service is transferred to a customer. If company does not control the service before it is transferred to the customer, the entity is an agent in the transaction.

It is not always clear whether we obtain control of the specified service, therefore we provided the flowing three indicators of control that we used to make this determination:

1.	We are primarily responsible for fulfilling the promise to provide the specified service.
2.	We have the inventory risk before the specified service has been transferred to a customer, or after transfer of control to the customer (for example, if the customer has a right or return).
3.	We have discretion in establishing the prices for the specified service. Conclusion

We determine revenues from our service as a gross principal.

F-7

UNITED EXPRESS, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
FOR THE PERIOD FROM JUNE 23, 2017 (INCEPTION) TO JUNE 30, 2018

Income Taxes

We use the asset and liability method of accounting for income taxes in accordance with ASC Topic 740, 'Income Taxes.- Under this method, income tax expense is recognized for the amount of 0) taxes payable or refundable for the current year and (ii) deferred tax consequences of temporary differences resulting from matters that have been recognized in an entity's financial statements or tax returns. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. A valuation allowance is provided to reduce the deferred tax assets reported if based on the weight of the available positive and negative evidence, it is more likely than not some portion or all of the deferred tax assets will not be realized.

ASC Topic 740_10_30 clarifies the accounting for uncertainty in income taxes recognized in an enterprise's financial statements and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC Topic 740_10A0 provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. We have no material uncertain tax positions for any of the reporting periods presented.

Recent Accounting Pronouncements

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company's results of operations, financial position or cash flow.

NOTE 3 — Property and Equipment

Property and equipment consist of:

June 30, 2018
Automobile	$20,000
Accumulated Depreciation	$20,000

Property, plant and equipment are stated at cost The Company utilizes MACRS 200 DB HY — 5 years for automobile depreciation over the estimated useful lives of the assets.

NOTE 4 — Concentration of Credit Risk

The Company maintains cash balances at a Bank of America financial institution. The balance, at any given time, may exceed Federal Deposit Insurance Corporation [`FDIC") insurance limits of $250,000 per institution. The Company's cash balances at June 30, 2018 were within FDIC insured limits.

NOTE 5 — Concentrations

We have a small group of customers from whom we received the income, but in the present tine we can't diversify in order to mitigate the risks.

F-8

UNITED EXPRESS, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
FOR THE PERIOD FROM JUNE 23, 2017 (INCEPTION) TO JUNE 30, 2018

NOTE 6 — Debt

Andrei Stoukan, an officer of the Company, has from time to time loaned the Company funds for operational costs. The amount, $72 at June 30, 2018, is being carried as a loan payable. The loan is non-interest bearing, unsecured and due upon demand.

NOTE 7 —Capital Stock

On June 23, 2017 the Company authorized 75,000,000 shares of common shares with a par value of $0.001 per share.

From inception of June 23, 2017 to June 30, 2018, we have issued 15,582,000 of common shares: 14,001,000 shares were purchased by officer Andrei Stoukan.

1,581,000 shares were purchased by non-affiliate investors.

As of June 30, 2018, there were no outstanding stock options or warrants.

NOTE 8 — Income Taxes

The Company uses the asset and liability method of accounting for income taxes in accordance with ASC Topic 740, 'Income Taxes.- Under this method, income tax expense is recognized for the amount of: 0) taxes payable or refundable for the current year and (ii) deferred tax consequences of temporary differences resulting from matters that have been recognized in an entity's financial statements or tax returns. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. A valuation allowance is provided to reduce the deferred tax assets reported if based on the weight of the available positive and negative evidence, it is more likely than not some portion or all of the deferred tax assets wit not be realized.

ASC Topic 740.10.30 clarifies the accounting for uncertainty in income taxes recognized in an enterprise's financial statements and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC Topic 740.10A0 provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. We have no material uncertain tax positions for any of the reporting periods presented.

NOTE 9 — Related Party Transactions

The Company has a related party transaction involving a significant shareholder. The nature and details of the transaction are described in Note 6.

The Company paid amounts to director Andrei Stoukan. From inception to June 30, 2018, he was paid $13,014 for office rental, storage rent and repairs expense.

F-9

UNITED EXPRESS, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
FOR THE PERIOD FROM JUNE 23, 2017 (INCEPTION) TO JUNE 30, 2018

NOTE 10 — Going Concern

The accompanying financial statements and notes have been prepared assuming that the Company will continue as a going concern.

For the year ended June 30, 2018, the Company has a cash balance of $1,501 as of June 30,2018 and net loss from operations of $28,382. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management believes that the Company's capital requirements will depend on many factors including the success of our development efforts and our efforts to raise capital. Management also believes the Company needs to raise additional capital for working purposes. There is no assurance that such financing will be available in the future. The financial statements of the Company do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 11 — Subsequent Events

In accordance with ASC 855 the Company's management reviewed all material events through July 20, 2018, the date these financial statements were available to be issued, and there are no material subsequent events.

F-10

Part II - INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table is an itemization of expenses, without consideration to future contingencies, incurred or expected to be incurred by our Company in connection with the issuance and distribution of the securities being offered by this Prospectus. Items marked with an asterisk (*) represent estimated expenses. We have agreed to pay all the costs and expenses of this offering. Selling security holders will pay no offering expenses.

ITEM	AMOUNT
SEC Registration Fee	$98.42
Legal Fees and Expenses	$5,000
Accounting Fees and Expenses	$3,000
EDGAR fees*	$500
Transfer agent fees	$705
Total	$9,303.42

* Estimates

INDEMNIFICATION OF OFFICERS AND DIRECTORS

Bylaws allow for the indemnification of the officer and/or director in regards each such person carrying out the duties of his or her office. The Board of Directors will make determination regarding the indemnification of the director, officer or employee as is proper under the circumstances if he has met the applicable standard of conduct set forth under the Nevada Statutes.

With regard to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of the Corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by us is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such case.

RECENT SALES OF UNREGISTERED SECURITIES

None

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EXHIBITS INDEX

The following exhibits are filed as part of this registration statement:

Exhibit Number	Description
3.1	Articles of Incorporation
3.2	Bylaws
5.1	Legal Opinion and Consent of Counsel
10.1	Logistics Agreement dated August 25, 2017, between United Express and US Concierge Service LLC.
10.2	Logistics Agreement dated August 22, 2017, between United Express and Atlas Logistics LLC.
10.3	Logistics Agreement dated August 22, 2017, between United Express and Envision Logistics INC.
10.4	Agreement dated October 2, 2017, between United Express and Vladyslav Khorenko about Dispatching service.
10.5	In July 1, 2017, we entered into the Business partnership agreement with Sprinter Express LLC.
23.1	Consent of audit firm.

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UNDERTAKINGS

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.   To include any Prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.  To reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of Prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2.	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
4.	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.   Any Preliminary Prospectus or Prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.  Any free writing Prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii. The portion of any other free writing Prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

5.	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser: Each Prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than Prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.
Provided, however, that no statement made in a registration statement or Prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or Prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of the corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by us is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such case.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in Hallandale Beach, Florida, on August 31, 2018.

United Express, Inc.

By:	/s/ Andrei Stoukan
Andrei Stoukan
President, Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

United Express, Inc.

By:	/s/ Andrei Stoukan
Andrei Stoukan
President, Chief Executive Officer and Director

Dated:	August 31, 2018

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